Exhibit (h)(7)(g)

(Insurance)

AMENDMENT NO. 7

TO

PARTICIPATION AGREEMENT

AMONG

TRANSAMERICA SERIES TRUST,

TRANSAMERICA CAPITAL, INC. AND

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

Amendment to the Participation Agreement (the “Agreement”), dated September 1, 2008, among Transamerica Advisors Life Insurance Company of New York, a New York life insurance company (the “Insurance Company”), Transamerica Series Trust, a Delaware statutory trust (the “Trust”) and Transamerica Capital, Inc., a California company (the “Distributor”).

WHEREAS, the Insurance Company, the Trust and the Distributor, desire to amend the Agreement, as provided herein.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	ARTICLE XI. Notices is revised as follows:

“If to the Insurance Company:

Transamerica Advisors Life Insurance Company of New York

4333 Edgewood Rd NE

Cedar Rapids, IA 52499

Attention: IS&R General Counsel”

2.	Schedule A is deleted in its entirety and replaced with the attached Schedule A.

(Insurance)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2014

TRANSAMERICA SERIES TRUST		TRANSAMERICA CAPITAL, INC.

By:	/s/ Christopher A. Staples	By:	/s/ Brenda L. Smith
Name:	Christopher A. Staples	Name:	Brenda L. Smith
Title:	Assistant Secretary	Title:	Vice President
Date:		Date:

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ John Mallett
Name:	John Mallett
Title:	Vice President
Date:	3-21-14

(Insurance)

SCHEDULE A

REVISED MAY 1, 2014

SEPARATE ACCOUNTS and

DATE OF RESOLUTION OF INSURANCE COMPANY’S BOARD

WHICH ESTABLISHED THE ACCOUNTS

ML of New York Life Variable Annuity Separate Account A – August 14, 1991

ML of New York Variable Annuity Separate Account C – May 16, 2002

POLICIES/CONTRACTS

Merrill Lynch Investor Choice AnnuitySM (NY) (Investor Series)

Merrill Lynch Consults Annuity®

PORTFOLIOS – SERVICE CLASS SHARES

Transamerica Aegon U.S. Government Securities VP

Transamerica AllianceBernstein Dynamic Allocation VP

Transamerica Barrow Hanley Dividend Focused VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica PIMCO Total Return VP

Transamerica Systematic Small/Mid Cap Value VP

Transamerica Torray Concentrated Growth VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica WMC Diversified Growth VP

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